As filed with the Securities and Exchange Commission on August 16, 2012

Registration No. 333-114079

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMDOCS LIMITED

(Exact name of registrant as specified in its charter)

Island of Guernsey	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 5, Tower Hill House Le Bordage

St. Peter Port, Island Of Guernsey, GY1 3QT Channel Islands

011-44-1481-728444

(Address and telephone number of Registrant’s principal executive offices)

Amdocs, Inc.

1390 Timberlake Manor Parkway,

Chesterfield, Missouri 63017

Attention: Thomas G. O’Brien, Treasurer

314-212-8328

(Name, address and telephone number of agent for service)

Copy to:

Robert A. Schwed

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Telephone: 212-937-7276

Fax: 212-230-8888

Approximate date of commencement of proposed sale to public: Completed

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐             .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐             .

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On September 23, 2004, the Securities and Exchange Commission declared effective the registration statement on Form F-3 (File No. 333-114079) (the “Registration Statement”) filed by Amdocs Limited (the “Company”) with respect to the resale from time to time of up to 560,777 ordinary shares (the “Securities”) previously issued by the Company to former shareholders of XACCT Technologies Ltd. (“XACCT”) in connection with the Company’s acquisition of XACCT (the “Selling Securityholders”).

The Registration Statement was filed for the benefit of the Selling Securityholders.

The Company agreed with the Selling Securityholders to keep the Registration Statement effective until the earliest to occur of (1) the date on which all of the shares being offered thereby have been sold pursuant to the Registration Statement or pursuant to Rule 144 under the Securities Act, (2) the date on which all of the shares being offered thereby can be sold without registration without regard to the volume restrictions of Rule 144 under the Securities Act and (3) February 19, 2006.

In accordance with such agreement, and in accordance with the Company’s undertaking under Regulation S-K Item 512(a)(3), the Company is filing this Post-Effective Amendment No. 5 to the Registration Statement to remove from registration all Securities not sold by the Selling Securityholders pursuant to the Registration Statement. Accordingly, the Company hereby requests that upon the effectiveness of this Post-Effective Amendment No. 5, such Securities be removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 5 on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri on August 16, 2012.

AMDOCS LIMITED

By:	/s/ Elizabeth W. Grausam McDermon
Elizabeth W. Grausam McDermon Secretary and Authorized Signatory

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Minicucci Robert A. Minicucci	Chairman of the Board of Directors	August 16, 2012

/s/ Eli Gelman Eli Gelman	Director, Principal Executive Officer	August 16, 2012

/s/ Tamar Rapaport-Dagim Tamar Rapaport-Dagim	Principal Financial and Accounting Officer	August 16, 2012

* Bruce K. Anderson	Director	August 16, 2012

* Adrian Gardner	Director	August 16, 2012

* James S. Kahan	Director	August 16, 2012

/s/ Simon Olswang Simon Olswang	Director	August 16, 2012

/s/ Zohar Zisapel Zohar Zisapel	Director	August 16, 2012

* Julian A. Brodsky	Director	August 16, 2012

* John T. McLennan	Director	August 16, 2012

/s/ Giora Yaron Giora Yaron	Director	August 16, 2012

Signature	Title	Date

* Nehmeia Lemelbaum	Director	August 16, 2012

/s/ Richard T.C. LeFave Richard T.C. LeFave	Director	August 16, 2012

*	By the signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 5 to the Registration Statement on behalf of the persons indicated.

/s/ Robert A. Minicucci
Robert A. Minicucci